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                                                                   EXHIBIT 10.43


                                  MEMORANDUM

To:    Robert Wilkins

From:  Patricia Gallup, Chairman and CEO

Date:  March 1, 1999

Re:    Amendment to Employment Agreement

This memo serves as an amendment to the agreement we entered into upon the commencement of your employment with PC Connection, Inc. Should your employment be terminated for any reason other than cause as defined in the original agreement, you will receive one full year of base salary rather than six months of base salary.

Bob, I believe you will find this change in line with the discussions we have had regarding this issue.

Signed: /s/ Patricia Gallup
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